EXHIBIT 23.4

                         [LETTERHEAD OF CROWE & DUNLEVY]

                                January 27, 1998

The CIT Group/Sales Financing, Inc.
650 CIT Drive
Livingston, New Jersey  07039

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039

                  Re: CIT MARINE TRUST

Ladies and Gentlemen:

         We hereby confirm that the statements set forth in the Amendment to the Registration Statement on Form S-3 (333-43323) under the heading "Certain State Tax Consequences" accurately describe the material Oklahoma income tax consequences to holders of the securities, as limited by the discussion in our opinion letter dated January 27 1998.

         We hereby consent to the use of this opinion letter dated January 27, 1998 as an exhibit to such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                             Very truly yours,

                                             CROWE & DUNLEVY,
                                             A Professional Corporation

                                             By:    /s/ James H. Holloman, Jr.
                                                 -------------------------------
                                                        James H. Holloman, Jr.